Exhibit 10.45

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”), dated as of March 2, 2018 (the “Effective Date”), is made and entered into by and between CHERRY HILL DRIVE OWNER, LLC, a Delaware limited liability company (“Landlord”) and ABIOMED, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A.Landlord and Tenant are parties to that certain Lease dated as of February 2, 2017 “Original Lease”) for that portion of the office building located at 24-42 Cherry Hill Drive, Danvers, Massachusetts (the “Building”) consisting of 21,603 rentable square feet as more particularly described in the Lease (the “Original Premises”).

B.Landlord and Tenant entered into that certain First Amendment to Lease dated as of December 14, 2017 (the “First Amendment”) wherein, among other things, (i) the Term of the Lease was extended to expire on August 31, 2025, and (ii) the Original Premises was expanded by the Expansion Premises (as described in the First Amendment) consisting of approximately 6,607 rentable square feet (the “First Amendment Expansion Premises”), such expansion to be effective as of the First Amendment Commencement Date (as described in the First Amendment).

C.Tenant wishes to further expand the Original Premises to include the addition of the space consisting of approximately 11,269 rentable square feet in the Building (defined in the First Amendment as the Right of First Offer Space) and identified on the plan attached hereto as Exhibit A (the “Second Amendment Expansion Premises”).

D.Landlord and Tenant wish to make certain amendments and modifications to the terms and provisions of the Lease consistent with the foregoing as hereinafter set forth.  The Lease, as modified by the First Amendment and this Second Amendment, is hereinafter referred to as the “Lease.” Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

1.Premises; Tenant’s Percentage.  Effective as of the date the Landlord delivers the Second Amendment Expansion Premises to Tenant in broom clean condition with the Landlord’s Work (as defined below) Substantially Complete (as defined below), free of all other tenants, occupants and their possessions (the “Second Amendment Commencement Date”):  (i) the definition of Premises as set forth in the Lease shall be amended by adding the Second Amendment

{W6529460.10}

Expansion Premises thereto, and (ii) Tenant’s Percentage shall be increased by 11.20%. Upon the occurrence of the First Amendment Commencement Date and the Second Amendment Commencement Date, (i) the term “Premises” shall be deemed to mean the Original Premises, the First Amendment Expansion Premises and the Second Amendment Expansion Premises, (ii) the Premises shall be deemed to consist of 39,479 rentable square feet, consisting of the Original Premises (21,603 rentable square feet), the First Amendment Expansion Premises (6,607 rentable square feet) and the Second Amendment Expansion Premises (11,269 rentable square feet), and (iv) Tenant’s Percentage shall be deemed to be 39.24%.

2.Base Rent.  Effective as of the Second Amendment Commencement Date, in addition to the Base Rent and Additional Rent payable to Tenant with respect to the Original Premises and the First Amendment Expansion Premises, Tenant shall pay Base Rent for the Second Amendment Expansion Premises in accordance with the terms and conditions of the Lease in the following amounts applicable to the following periods (and Tenant shall pay Additional Rent for the Second Amendment Expansion Premises as set forth in the Lease):

Period	Base Rent (per annum) (NNN)	Base Rent (per month) (NNN)	Base Rent (per rentable square foot, per annum) (NNN)
Second Amendment Commencement Date – January 31, 2019	$169,035.00	$14,086.25*	$15.00
February 1, 2019 – January 31, 2020	$174,106.05	$14,508.84	$15.45
February 1, 2020 – January 31, 2021	$179,289.79	$14,940.82	$15.91
February 1, 2021 – January 31, 2022	$184,698.91	$15,391.58	$16.39
February 1, 2022 – August 31, 2022	$190,220.72	$15,851.73	$16.88
September 1, 2022 – August 31, 2023	$195,967.91	$16,330.66	$17.39
September 1, 2023 – August 31, 2024	$201,827.79	$16,818.98	$17.91
September 1, 2024 – August 31, 2025	$207,913.05	$17,326.09	$18.45

*In the event the Second Amendment Commencement Date occurs on a day other than the first day of a calendar month, the monthly Base Rent and Additional Rent payment for the Second Amendment Expansion Premises for such month shall be pro-rated based on the number of days occurring in such month from and after the Second Amendment Commencement Date in relation to the total number of days in such month.

{W6529460.10}

3.Condition of the Second Amendment Expansion Premises; Landlord’s Work/Demising Work.

(a)Condition of the Second Amendment Expansion Premises. Tenant hereby acknowledges and agrees that, subject to Landlord’s obligation with respect to the Landlord’s Work, it hereby accepts the Second Amendment Expansion Premises in such “AS IS, WHERE IS” condition as exists on the date hereof.  Further, Tenant specifically acknowledges and agrees that no provision of the Lease concerning (i) improvements, alterations and/or additions to be performed or provided by Landlord or at Landlord’s expense, (ii) tenant improvement allowances, (iii) reimbursement allowance, or (iv) free rent or other rent concession shall have any application whatsoever to the Second Amendment Expansion Premises or this Second Amendment, except as specifically set forth in this Second Amendment. Notwithstanding the foregoing, Landlord hereby represents that, to the best of its knowledge, the Second Amendment Expansion Premises is served by restrooms which comply with all Applicable Laws.

(b)Landlord’s Work/Demising Work.  Landlord hereby acknowledges and agrees that prior to the Second Amendment Commencement Date, it shall, at its sole cost and expense, (i) install a temporary wall with unfinished sheetrock from floor to ceiling on the side facing the Second Amendment Expansion Premises separating the Second Amendment Expansion Premises from the Beckman Coulter Space (as defined below), (ii) construct a partial vestibule to be located in a portion of the Beckman Coulter  Space approximately in the area identified as “Subordinate ROFO Egress Path and Partial Vestibule” on the plan attached hereto as Exhibit B to allow Tenant’s access to and use of the restrooms located therein, provide egress from the Second Amendment Expansion Premises and provide the Subordinate Right of First Offer Space (as such term is defined in the First Amendment) with emergency egress (which partial vestibule shall be subject to modification and/or removal depending on the final Beckman Coulter Space Layout Determination (defined below), and if applicable, the Landlord’s construction of the Proposed Vestibule described below), (iii) perform any modifications to exits, paths of travel and related life-safety signage which may be required by the governmental authority for Danvers, Massachusetts for Tenant to legally occupy the Second Amendment Expansion Premises, (iv) remove or cause Beckman Coulter (as defined below) to remove the large oven presently located in the Second Amendment Expansion Premises and repair any damage caused by such removal, and (v) remove or cause Beckman Coulter to remove the water tank and sump pump presently located in the closet in the lab area within the Second Amendment Expansion Premises and to clean up and/or remediate any water and/or contaminants within the Second Amendment Expansion Premises resulting from such removal (the “Landlord’s Work”).  For purposes of this Lease, “Substantial Completion” of Landlord’s Work (and terms correlative thereto) shall mean the completion of construction thereof as independently confirmed by Tenant’s architect and/or engineering consultants, and, if applicable, the issuance of a certificate of occupancy for the Second Amendment Expansion Premises, with the exception of any punch list items that can be completed after Tenant has taken occupancy of the Second Amendment Expansion Premises without unreasonably interfering with Tenant’s operation of its business therein, which punch list items shall be mutually reasonably determined by Landlord and Tenant’s representatives and shall be finally completed by Landlord within thirty (30) days after the date of Substantial Completion. Landlord and Tenant hereby acknowledge and agree that a permanent demising wall separating the

{W6529460.10}

Second Amendment Expansion Premises from the Beckman Coulter Space shall not be required until Landlord has definitively identified each occupant or occupants of such Beckman Coulter Space following the expiration or early termination of the Beckman Coulter lease (the “Beckman Coulter Space Layout Determination”).  Within thirty (30) days following completion of any portion of the Beckman Coulter Space Layout Determination, if the occupant of such portion of the Beckman Coulter Space is not Tenant, Landlord shall, at its sole cost and expense, construct a permanent demising wall separating the Tenant’s Premises from such portion of the Beckman Coulter Space occupied or to be occupied by a third party tenant (collectively, the “Demising Work”). If, upon the completion of the Beckman Coulter Space Layout Determination, the Tenant’s Premises are not expanded into the Subordinate Right of First Offer Space (as such term is defined in the First Amendment) (which expansion shall be subject to the terms and conditions of the Right of First Offer attached as Exhibit B to the First Amendment), such Demising Work shall include the construction of a vestibule (the “Proposed Vestibule”) to be located in a portion of the Second Amendment Expansion Premises and the Beckman Coulter  Space approximately in the area identified as “Proposed Vestibule” on the plan attached hereto as Exhibit C for access to and use of the restrooms located therein by the Tenant and the occupant(s) of the Beckman Coulter Space. Tenant hereby acknowledges that Tenant will be in possession of the Premises during the performance and completion of the Demising Work. Accordingly, Tenant hereby agrees that Landlord and the agents, employees and contractors of Landlord shall have the right to enter upon a portion of the Premises approximately five (5) feet from the intended location of the demising wall (and/or vestibule, as the case may be) (the “Access Area”) at any and all times during the performance of the Demising Work (including, without limitation, on weekends and at hours other than the normal business hours of Tenant) for the purposes of completing the Demising Work.  Neither Landlord nor any of the agents, employees or contractors of Landlord shall have any liability to Tenant (including, without limitation, for any damages that Tenant may suffer) or subject Landlord to any claim of breach of quiet enjoyment, constructive eviction, or abatement of Base Rent or Additional Rent under the Lease, as a result of, or in connection with, any disruption to, or interference with, the business operations of Tenant being conducted at the Premises during the Demising Work as a result of the construction and/or installation of the Demising Work so long as Landlord shall use commercially reasonable efforts to avoid any material disruption to, or interference with, the business operations of Tenant being conducted at the Premises during the Demising Work.  During the performance of the Demising Work, Landlord  shall install a temporary barrier between the Access Area and the Tenant’s Premises to minimize any dust, odors  and/or disruptions to Tenant’s business operations in the remainder of the Tenant’s Premises caused by the Demising Work. At Tenant’s sole cost and expense, Tenant shall cooperate, and cause its agents and employees to cooperate, fully and in all respects, with Landlord and the agents, employees and contractors of Landlord in the Access Area during the Demising Work for the purposes of facilitating the completion of the Demising Work.  In furtherance of the foregoing, upon at least seventy-two (72) hours prior written notice made at any time or times during the Demising Work by Landlord or any of the agents, employees or contractors of Landlord so as to facilitate the completion of the Demising Work, at Tenant’s  sole cost and expense (and solely to the extent the Demising Work cannot, in Landlord’s commercially reasonable judgment, be completed without such move, removal and/or relocation), Tenant shall move, remove and/or relocate, or cause to be moved, removed and/or relocated, to, from or within the Access Area, any employees, machinery, equipment, furniture, furnishings, inventory or other personal property of Tenant that may at such time be located in, on or about the Access Area, except in the event that Landlord has expressly

{W6529460.10}

permitted in writing for Tenant to move such employees, machinery, equipment, furniture, furnishings, inventory or other personal property to a specific location within the Access Area (which Landlord shall agree to permit to the extent reasonably practicable).

4.Utilities; Temporary Mechanical Room; Data/Server Room.

(a)Utilities.  Landlord and Tenant hereby acknowledge and agree that the Second Amendment Expansion Premises are served by gas, electric and other utilities which are not separately metered from the Subordinate Right of First Offer Space.  Accordingly, Landlord and Tenant hereby acknowledge and agree that the cost of gas, electrical and other utilities used by such spaces shall be equitably pro-rated between the Second Amendment Expansion Premises and the Subordinate Right of First Offer Space based on proportionate occupancy of such spaces and Tenant shall pay its equitable share of the cost of such utilities within thirty (30) days of receipt of an invoice from Landlord.  In connection with the Demising Work described above, Landlord shall install meters, check meters or a combination of both to measure utility usage by the Second Amendment Expansion Premises (and the portion of the Subordinate Right of First Offer Space which may be included in the Tenant’s Premises) and Tenant shall be responsible for paying the cost of utilities used by the Second Amendment Expansion Premises (and the portion of the Subordinate Right of First Offer Space which may be included in the Tenant’s Premises).

(b)Temporary Mechanical Room.  Until the Beckman Coulter Space Layout Determination, Tenant shall have non-exclusive access to and use of the mechanical room located within the portion of the Beckman Coulter  Space identified as “Temporary Common Area” on the plan attached hereto as Exhibit D (the “Temporary Common Area”) for use of water heaters, compressed air and other mechanical needs of Tenant, such use shall be at Tenant’s sole cost, expense and risk, without any representation, warranty or responsibility by Landlord with respect to any systems, utilities or equipment located therein or serving same. If, upon the completion of the Beckman Coulter Space Layout Determination, Tenant’s Premises are expanded into the Temporary Common Area, Tenant shall have the exclusive right to use such space.  However, if, upon the completion of the Beckman Coulter Space Layout Determination, Tenant’s Premises are not expanded into the Temporary Common Area, Tenant’s right to use such Temporary Common Area shall terminate and Tenant shall be required to address any mechanical needs served by the Temporary Common Area within Tenant’s Premises, at Tenant’s sole cost and expense, such termination shall be effective no less than sixty (60) days following Tenant’s receipt of written notice from Landlord that the Beckman Coulter Space Layout Determination has occurred and Tenant’s use of the Temporary Common Area is terminated, provided however, if Tenant’s occupancy and/or use of such Temporary Common Area materially impairs Landlord’s ability to deliver such space to a third party tenant within time periods required by any applicable lease or occupancy agreement with such third party tenant, in Landlord’s reasonable discretion, Landlord may require such termination to be effective no less than thirty (30) days following Tenant’s receipt of written notice from Landlord that the Beckman Coulter Space Layout Determination has occurred and Tenant’s use of the Temporary Common Area is terminated.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to keep Tenant informed of the status of the Beckman Coulter Space Layout Determination.

{W6529460.10}

(c)Data/Server Room.  Until the Beckman Coulter Space Layout Determination, Tenant shall have non-exclusive access to and use of the telephone/electric/server room located within the portion of the Beckman Coulter  Space identified as “Temporary Data/Server Room” on the plan attached hereto as Exhibit E (the “Temporary Data/Server Room”) for use and operation of Tenant’s servers and data, network, telecommunications and related equipment, such use and operation shall be at Tenant’s sole cost, expense and risk, without any representation, warranty or responsibility by Landlord with respect to any systems, utilities or equipment located therein or serving same. If, upon the completion of the Beckman Coulter Space Layout Determination, Tenant’s Premises are expanded into the Temporary Data/Server Room, Tenant shall have the exclusive right to use such space.  However, if, upon the completion of the Beckman Coulter Space Layout Determination, Tenant’s Premises are not expanded into the Temporary Data/Server Room, Tenant’s right to use such Temporary Data/Server Room shall terminate and Tenant shall be required to address any servers and data, network, telecommunications and related equipment needs served by the Temporary Data/Server Room within Tenant’s Premises, at Tenant’s sole cost and expense, such termination shall be effective no less than sixty (60) days following Tenant’s receipt of written notice from Landlord that the Beckman Coulter Space Layout Determination has occurred and Tenant’s use of the Temporary Data/Server Room is terminated, provided however, if Tenant’s occupancy and/or use of such Temporary Data/Server Room materially impairs Landlord’s ability to deliver such space to a third party tenant within time periods required by any applicable lease or occupancy agreement with such third party tenant, in Landlord’s reasonable discretion, Landlord may require such termination to be effective no less than thirty (30) days following Tenant’s receipt of written notice from Landlord that the Beckman Coulter Space Layout Determination has occurred and Tenant’s use of the Temporary Data/Server Room is terminated.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to keep Tenant informed of the status of the Beckman Coulter Space Layout Determination.

5.Right of First Offer.  Landlord and Tenant hereby acknowledge and agree that the Second Amendment Expansion Premises is the same space described as the “Right of First Offer Space” in the Right of First Offer attached as Exhibit B of the First Amendment.  Accordingly, such Right of First Offer shall have no further force or effect with respect to such the Right of First Offer Space described therein, but shall remain in full force and effect as to the Subordinate Right of First Offer Space and the Other Right of First Offer Space described therein.

6.Condition Precedent to Second Amendment Expansion.   Landlord shall use commercially reasonable efforts to cause the Second Amendment Commencement Date to occur by March 15, 2018 (the “Target Commencement Date”).  However, Tenant hereby acknowledges and agrees that to accommodate Tenant’s desired expansion of the Premises contemplated by this Second Amendment, it will be necessary for Beckman Coulter Inc. (“Beckman Coulter”), an existing tenant presently occupying approximately 54,107 rentable square feet in the Building (the “Beckman Coulter Space”), to agree to terminate its lease with respect to the portion of the Beckman Coulter Space comprised of the Second Amendment Expansion Premises. Tenant hereby acknowledges and agrees that, despite Landlord’s commercially reasonable efforts, Landlord cannot assure the Tenant nor guaranty that the Second Amendment Commencement Date will occur by the Target Commencement Date.  Accordingly, notwithstanding any terms or conditions of this Second Amendment to the contrary, in the event Landlord is unable to deliver the Second Amendment

{W6529460.10}

Expansion Premises to Tenant by the Target Commencement Date for any reason whatsoever, the Lease (including this Second Amendment) remains in full force and effect and Landlord shall not be liable to Tenant for any resulting loss or damage, provided however, that notwithstanding the foregoing, if the Second Amendment Expansion Premises have not been delivered by April 15, 2018 and such failure to deliver the Second Amendment Expansion Premises is not otherwise caused by a Force Majeure or a delay caused by Tenant, Tenant shall have the right to terminate this Second Amendment, in which event the Lease, as previously amended by the First Amendment, shall remain in full force and effect as if this Second Amendment was never executed.

7.Condition Precedent.  Notwithstanding any term or condition of this Second Amendment to the contrary, Tenant hereby acknowledges and agrees that the effectiveness of this Second Amendment is conditioned upon Landlord entering into a written agreement with Beckman Coulter, wherein Beckman Coulter agrees to terminate its lease with respect to the portion of the Beckman Coulter Space comprised of the Second Amendment Expansion Premises (the “Beckman Coulter Early Termination Agreement”). Landlord agrees to use commercially reasonable efforts to enter into the Beckman Coulter Early Termination Agreement prior to March 15, 2018. If, after the exercise of commercially reasonable efforts to do so, the Landlord does not enter into the Beckman Coulter Early Termination Agreement, Landlord or Tenant may rescind its execution of this Second Amendment by written notice thereof to the other party, whereupon the Lease shall remain in full force and effect as if this Second Amendment was never executed.

8.Amendment to First Amendment.  Landlord and Tenant hereby acknowledge and agree that the dates “August 1, 2017” and “September 1, 2017” appearing in Section 7 (Condition Precedent to Expansion; Delay in First Amendment Commencement Date) of the First Amendment are hereby amended to August 1, 2018 and September 1, 2018, respectively.

9.Broker. Landlord and Tenant each represents and warrants to the other that, except for Jones Lang LaSalle (the “Broker”), it has had no dealing with any other broker or agent in connection with the negotiation or execution of this Second Amendment, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regards to this leasing transaction, except for the Broker.   Any commission owed to the Broker shall be paid by Landlord pursuant to separate agreement.

10. Counterparts; PDF Signatures. This Second Amendment may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Landlord and Tenant are not signatories to the same counterpart.  PDF signatures shall be binding as originals.

11.Ratification.Except as amended by this Second Amendment, all other terms, conditions, covenants and provisions as appear in the Lease are hereby ratified and confirmed and shall remain unchanged.

12.Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and permitted assigns.

{W6529460.10}

13.SNDA.  Within sixty (60) days following the execution of this Second Amendment by Landlord,  Landlord shall, at Landlord’s sole cost and expense, have the existing mortgagee of the Property enter into a subordination, attornment and non-disturbance agreement (“SNDA”) with Tenant, on such mortgagee’s customary form thereof subject to Tenant’s commercially reasonable modifications to such form, provided however, Landlord and Tenant hereby acknowledge and agree that the form of SNDA dated July 25, 2017 by and among Landlord, Tenant and Cambridge Savings Bank shall be deemed to be an acceptable form of SNDA.  Section 20 of the Lease shall remain in full force and effect with respect to any future mortgages which may encumber the Property.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

{W6529460.10}

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed under seal as of the date first written above.

LANDLORD:

CHERRY HILL DRIVE OWNER LLC,

a Delaware limited liability company

By:  /s/ Brandon D. Kelly

Name: Brandon D. Kelly

Title: Authorized Signatory

TENANT:

ABIOMED, INC., a Delaware corporation

By: /s/ Michael R. Minogue

Name:Michael R. Minogue

Title:Chairman, President and Chief Executive Officer

{W6529460.10}

EXHIBIT A

PLAN OF SECOND AMENDMENT EXPANSION PREMISES

{W6529460.10}

EXHIBIT B

PLAN SHOWING LOCATION OF SUBORDINATE ROFO EGRESS PATH AND PARTIAL VESTIBULE

Subordinate ROFO Egress Path and Partial Vestibule
Proposed Vestibule.
Door locations will be modified upon determination of final demising walls to ensure proper emergency egress and separation of spaces.

{W6529460.10}

EXHIBIT C

PLAN SHOWING LOCATION OF PROPOSED VESTIBULE

{W6529460.10}

EXHIBIT D

PLAN SHOWING TEMPORARY COMMON AREA

Subordinate ROFO Egress Path and Partial Vestibule
Proposed Vestibule.
Door locations will be modified upon determination of final demising walls to ensure proper emergency egress and separation of spaces.
Temporary Common Area: Water heaters, Compressed air, DI, and other mechanical.

{W6529460.10}

EXHIBIT E

PLAN SHOWING DATA/SERVER ROOM

{W6529460.10}